4th Quarter Fiscal 2023 Earnings Slide Deck Exhibit 99.2

Safe-Harbor Statement This presentation contains forward-looking statements that are subject to risks and uncertainties, and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, financial results and planned financing. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Investors should understand that a number of factors could cause future economic and industry conditions and the Company’s actual financial condition and results of operations to differ materially from management’s beliefs expressed in the forward-looking statements contained in this presentation. These factors include those outlined in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, and investors are urged to review these factors when considering the forward-looking statements contained in this presentation. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional financial statement information, please see the Company’s earnings release dated October 19, 2023.

Fourth Quarter Summary Revenues decreased $23.1 million compared to prior year Irrigation decreased $6.9 million Infrastructure decreased $16.2 million Operating income decreased $4.4 million compared to prior year Irrigation increased $5.5 million Infrastructure decreased $8.3 million Corporate expense increased $1.6 million Primarily due to higher employee incentive compensation expense compared to prior year $ in millions, except per share amounts Revenue Operating Income (with operating margin) Diluted EPS -12% +7% -16%

Fiscal 2023 Summary Revenues decreased $96.7 million compared to prior year Irrigation decreased $79.8 million Infrastructure decreased $16.9 million Operating income increased $7.5 million compared to prior year Irrigation increased $16.2 million Infrastructure decreased $6.3 million Corporate expense increased $2.4 million Primarily due to higher employee incentive compensation expense compared to prior year $ in millions, except per share amounts Revenue Operating Income (with operating margin) Diluted EPS -13% +10% +8%

Fourth Quarter and Fiscal 2023 Financial Summary

Current Market Factors Agricultural commodity prices remain volatile as they continue to be impacted by weather conditions in various regions of the world, China’s fluctuating demand, and the continued conflict between Ukraine and Russia. Corn and soybean prices in August 2023 were 32 percent and 9 percent lower, respectively, compared to August 2022. The USDA’s estimate of 2023 net farm income is $141.3 billion, a decrease of 23 percent from 2022. Most of the projected decrease is due to a reduction in government support payments while cash receipts for crops are projected to decrease by 4 percent. Projected net farm income for 2023 remains at a relatively high level historically. The projected decrease in net farm income, along with other economic uncertainty, continues to affect farmer sentiment. Brazil’s government financing plan announced in June 2023 increases funding levels and shifts to quarterly allocation to spread the funds over the year. Irrigation Infrastructure The Infrastructure Investment and Jobs Act (IIJA) that was enacted in November 2021 marked the largest infusion of federal investment into infrastructure projects in more than a decade. It included a five-year reauthorization of the Fixing America’s Surface Transportation (FAST) Act. The IIJA introduced $110 billion in incremental federal funding for roads, bridges, and other transportation projects, which the Company anticipates will translate into higher demand for its transportation safety products. Transportation contract awards increase 15 percent year to date as of August 2023. State budgets for highway and bridge capital spending are anticipated to increase 13 percent in 2024. The timing and scope of certain construction projects have been impacted by timing of funding allocations, cost inflation and labor constraints.

Irrigation Segment – Fourth Quarter Summary North America revenue decreased $19.9 million Lower unit sales volume due to exceptional storm damage replacement in prior year Average selling prices were comparable to prior year Unit sales volume breakdown by category: Replacement 50%, Dryland 33%, Conversion 17% International revenue increased $13.0 million Higher sales volume in Brazil, Argentina, and Middle East Available funding under the government financing plan in Brazil contributed to higher sales volume Favorable foreign currency translation impact of $1.3 million Operating income increased $5.5 million Gross margin expansion driven by: Improved price realization Reduced inflationary impact on input costs Improved operating performance Revenue North America International FY22 FY23 $ in millions +18% +23% -25% Operating Income (with operating margin)

Acquisition of FieldWise, LLC Company Overview & Highlights: Headquartered in Norfolk, NE Specializes in telemetry solutions for agriculture, primarily center pivots FieldWise ™ will continue to operate independently and will market primarily to non-Zimmatic ™ dealers and customers Third-largest pivot telemetry provider in North America Strategic Rationale: Expands and strengthens Lindsay’s position in smart irrigation and other AgTech markets Expands Lindsay’s telemetry product offerings and patent portfolio, aligning to our technology strategy Strengthens Lindsay’s ability to attract and retain unpenetrated installed base in North America via expanded channel access Broad geographic coverage across North America, Australia, and New Zealand Value Creation: Aligns to Lindsay’s capital allocation priorities Financed through an all-cash transaction from the Company’s cash on hand

Infrastructure Segment Total revenue decreased $16.2 million Lower Road Zipper System™ sales compared to prior year due to projects that did not repeat Higher Road Zipper System lease revenue connected to road construction activity Higher sales of road safety products Operating income decreased $8.3 million Lower revenues and the resulting loss in fixed cost leverage The TAU-XR ™ to be added to MASH crash cushion portfolio in fiscal 2024 Revenue $ in millions -41% -73% Operating Income (with operating margin)

Innovation Leadership: Addressing Global Megatrends Capitalizing on global megatrends Food Security Water Scarcity Land Availability Mobility Safety Increased Safety Standards Aging Infrastructure Megatrends Innovation Leadership Innovative sustainable solutions for growers across the globe Mobilizing global populations safely and sustainably

Strong Commitment to Sustainable Practices Our mission is to provide solutions that conserve natural resources, enhance quality of life for people, and expand our world’s potential. Investing in sustainable technologies Improving our operational footprint Empowering and protecting our people Engaging in our local communities Operating with integrity 1 2 3 4 5

Summary Balance Sheet and Liquidity As of August 31, 2023, available liquidity of $216.3 million, with $166.3 million in cash, cash equivalents and marketable securities and $50.0 million available under revolving credit facility We are well-positioned with the strength of our balance sheet to continue to execute our capital allocation strategy.

Free Cash Flow Summary

Capital Allocation – A Balanced Approach The Company’s prioritization for cash use: Working capital to support organic growth New product development Capital expenditures - expected to be $35 - $40 million in fiscal 2024 Reflects incremental investment in plant modernization & productivity improvements at certain manufacturing facilities Acquisitions that align with strategic priorities Increasing dividend payments Opportunistic share repurchases Allocation History Other includes debt repayments, net cash sources/uses from note receivables, settlement of net investment hedges, and stock compensation related activity. Ending cash includes marketable securities.

Five-Year Financial Goals (Annual Averages)

Appendix

U.S. Net Farm Income and Net Cash Farm Income Inflation adjusted, 2003-2023F 2003-22 average NCFI Note: F = forecast. Values are adjusted for inflation using the U.S. Bureau of Economic Analysis Gross Domestic Product Price Index (BEA API series code: A191RG) rebased to 2023 by USDA, Economic Research Service. Source: USDA, Economic Research Service, Farm Income and Wealth Statistics. Data as of August 31, 2023 $ billion (2022) 2003-22 average NFI

Commodity Prices Soybean Prices Source: Trading Economics Corn Prices

United States Drought Condition Source: US Drought Monitor, October 2023 2022 2023